UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2010

AMERICAN BIO MEDICA CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY	12106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  518-758-8158

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

At the Annual Meeting of the Shareholders of American Bio Medica Corporation (the “Company”) held on June 15, 2010 (the “Annual Meeting”), at the Company’s corporate offices in Kinderhook, New York, the following matters were voted upon.

PROPOSAL NUMBER 1 – ELECTION OF DIRECTORS

Total Shares in Attendance:	12,010,758		Outstanding Shares as of Record Date (April 19, 2010)	21,744,768

Director	For	Percent of Votes	Withheld	Percent of Votes

Carl A. Florio	11,566,505	96.3	444,253	3.7

A description of the proposal can be found in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 28, 2010.

The nominee for election to the Board of Directors was elected for a three year term ending in 2013, or until his successor is elected and duly qualified. In addition to the director elected at the Annual Meeting, Edmund M. Jaskiewicz, Stan Cipkowski, Richard P. Koskey and Jean Neff continued their term of office after the Annual Meeting.

There were no other matters voted upon at the Annual Meeting, and there were no broker non-votes associated with this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: June 17, 2010	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Vice President & Chief Compliance Officer
Corporate Secretary